UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 22, 2016

SWIFT TRANSPORTATION COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35007	20-5589597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 South 75th Avenue, Phoenix, Arizona	85043
(Address of Principal Executive Offices)	(Zip Code)

(602) 269-9700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 22, 2016, the Compensation Committee of the Board of Directors of Swift Transportation Company (the “Company”) approved a new compensation package for Richard Stocking, the Company’s President and Chief Executive Officer. The new compensation package, which is effective for fiscal year 2017, was recommended by the Company’s compensation consultant, Pearl Meyer and Partners, LLC. In light of the expanded duties being assumed by Mr. Stocking in his capacity as Chief Executive Officer, Mr. Stocking will receive an annual base salary of $650,000. In addition, Mr. Stocking will receive (1) a short-term annual cash incentive award with a maximum target equal to 100% of Mr. Stocking’s annual base salary, subject to the Company’s achievement of specified levels of financial performance, and (2) a long-term equity incentive award with a target award equal to 250% of Mr. Stocking’s annual base salary. The long-term equity incentive award will be comprised of three components consisting of stock options, time-based restricted stock units and performance units. The vesting of the performance units is subject to the Company achieving specified levels of financial performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2016

SWIFT TRANSPORTATION COMPANY

/s/ MICKEY R. DRAGASH
By:	Mickey R. Dragash
Executive Vice President, General Counsel and Secretary